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                                                                                                                         Exhibit 20h
Metris Receivables, Inc.                                       Metris Master Trust                                    Monthly Report
Securityholders' Statement                                      Series 2005-1                                               Oct-2005

Section 5.2                                            Class A         Class M        Class B     Excess Collateral   Total

(i) Security Amount                                278,500,000.00   63,300,000.00  75,900,000.00   215,270,000.00    632,970,000.00
(ii) Security Principal Distributed                          0.00            0.00           0.00             0.00              0.00
(iii) Security Interest Distributed                  1,014,977.78      234,632.00     298,202.67       576,422.22      2,124,234.67
      Security Interest Distributed based
       on $1,000 per Security                           3.6444444       3.7066667      3.9288889        4.5513006        15.8313006
(iv) Principal Collections                          19,876,847.50    4,517,789.76   5,417,065.44    15,364,053.72     45,175,756.43
(v) Finance Charge Collections                       6,538,349.82    1,486,095.34   1,781,905.76     5,053,897.93     14,860,248.86
    Recoveries                                         230,712.80       52,438.49      62,876.49       178,332.30        524,360.07
    Pre-Funding Account/Funding Period
     Reserve Investment Earnings                             0.00            0.00           0.00             0.00              0.00
    Accumulation Period Reserve
     Account Investment Earnings                             0.00            0.00           0.00             0.00              0.00
     Total Finance Charge Collections                6,769,062.62    1,538,533.83   1,844,782.25     5,232,230.23     15,384,608.93
                   Total Collections                26,645,910.12    6,056,323.59   7,261,847.69    20,596,283.95     60,560,365.36
(vi) Aggregate Amount of Principal Receivables                 --              --             --               --  5,449,941,497.51
     Invested Amount (End of Month)                278,500,000.00   63,300,000.00  75,900,000.00   215,270,000.00    632,970,000.00
     Floating Allocation Percentage                    5.1101466%       1.1614804%     1.3926755%       3.9499507%       11.6142531%
     Fixed/Floating Allocation Percentage              5.1101466%       1.1614804%     1.3926755%       3.9499507%       11.6142531%
     Invested Amount (Beginning of Month)          278,500,000.00   63,300,000.00  75,900,000.00   215,270,000.00    632,970,000.00
     Average Daily Invested Amount                             --              --             --               --    632,970,000.00
(vii) Receivable Delinquencies
       (As a % of Total Receivables)                           --              --             --               --                --
      Current                                                  --              --             --            87.18% 4,988,614,992.63
      30 Days to 59 Days
       (1 to 29 Days Contractually Delinquent)                 --              --             --             4.51%   258,161,638.31
      60 Days to 89 Days
       (30 to 59 Days Contractually Delinquent)                --              --             --             2.40%   137,169,496.11
      90 Days and Over
       (60+ Days Contractually Delinquent)                     --              --             --             5.91%   338,472,674.21
                    Total Receivables                          --              --             --           100.00% 5,722,418,801.26
(viii) Aggregate Investor Default Amount                       --              --             --               --      7,704,315.23
       As a % of Average Daily Invested Amount                 --              --             --               --                --
       (Annualized based on 365 days/year)                     --              --             --               --             14.33%
(ix) Charge-Offs                                                0               0              0                0              0.00
(x) Servicing Fee                                              --              --             --               --      1,075,181.92
(xi) Unreimbursed Redirected Principal Collections             --              --             --               --              0.00
(xii) Excess Funding Account Balance                           --              --             --               --              0.00
(xiii) New Accounts Added                                      --              --             --               --           103,097
(xiv) Average Gross Portfolio Yield                            --              --             --               --             28.62%
      Average Net Portfolio Yield                              --              --             --               --             14.29%
(xv) Minimum Base Rate                                         --              --             --               --              6.39%
     Excess Spread                                             --              --             --               --              7.90%
(xvi) Principal Funding Account Balance                        --              --             --               --              0.00
(xvii) Accumulation Shortfall                                  --              --             --               --              0.00
(xviii) Scheduled date for the commencement
         of the Accumulation Period                            --              --             --               --     February_2006
        Accumulation Period Length                             --              --             --               --               N/A
(xix) Principal Funding Account Investment
       Proceeds Deposit                                        --              --             --               --              0.00
      Required Reserve Account Amount                          --              --             --               --      2,721,750.00
      Available Reserve Account Amount                         --              --             --               --              0.00
      Covered Amount                                           --              --             --               --              0.00
(xx) Aggregate Interest Rate Caps Notional Amount              --              --             --               --    544,350,000.00
     Deposit to the Caps Proceeds Account                      --              --             --               --              0.00
(xxi) Net Excess Spread Trigger Event Occurrence               --              --             --               --                No
      Invested Amount                                          --              --             --               --    632,970,000.00
      Current One Month Excess Spread(%)                       --              --             --               --              7.90%
      Current Three Month Average Excess Spread(%)             --              --             --               --              8.57%
      Note Reserve(%)                                          --              --             --               --              0.00%
      Note Reserve Maximum as of 11/17/05($)                   --              --             --               --                 0
        Note Reserve A/C,  Beginning
         Balance, 10/01/05                                     --              --             --               --                 0
        Current Month Deposits                                 --              --             --               --                 0
        Current Month Releases                                 --              --             --               --                 0
      Note Reserve Account, Ending
       Balance, 10/31/05                                       --              --             --               --                 0

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